UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2023
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Acutus Medical, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39430	45-1306615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Faraday Ave., Suite 100 Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (442) 232-6080
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	AFIB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing

As previously disclosed, on May 1, 2023, Acutus Medical, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for the prior 30 consecutive business days, the Company was not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on The Nasdaq Global Market (the “Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted 180 calendar days, or until October 30, 2023, to regain compliance with the Bid Price Requirement.

On October 19, 2023, the Company applied to transfer its securities from The Nasdaq Global Market to The Nasdaq Capital Market. Along with its application, the Company also provided written notice to the Staff of its intention to cure the deficiency. On October 27, 2023, the Company received a letter (the “Letter”) from the Staff approving the Company’s application to list its securities on The Nasdaq Capital Market. The Company’s securities will be transferred to The Nasdaq Capital Market at the opening of business on October 31, 2023. The Company’s Common Stock will continue to trade under the symbol “AFIB”. The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as The Nasdaq Global Market and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), if a company listed on The Nasdaq Capital Market is not deemed in compliance before the expiration of the 180-day compliance period, it will be afforded an additional 180-day compliance period, provided that on the 180th day of the first compliance period it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on the The Nasdaq Capital Market (except the Bid Price Requirement). In accordance with the foregoing, the Letter notified the Company that it was eligible for an additional 180-calendar day period, or until April 29, 2024, to regain compliance with the Bid Price Requirement.

The Company will continue to monitor the closing bid price of its Common Stock and consider implementing available options to regain compliance with the Bid Price Requirement within the allotted compliance period, including by effecting a reverse stock split, if necessary. If at any time during the allotted compliance period, the closing bid price of the Company’s Common Stock is at least $1.00 per share for at least a minimum of 10 consecutive business days, Nasdaq will provide the Company with written confirmation of compliance and the matter will be closed. If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Bid Price Requirement within the allotted compliance period, or that if the Company appeals a Nasdaq determination, that such an appeal would be successful.

Forward-Looking Statements
This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements related to the Company’s ability to regain compliance with the Nasdaq listing standards, including by effecting a reverse stock split. These statements are subject to risks and uncertainties, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acutus Medical, Inc.

Date: October 30, 2023	By:	/s/ Tom Sohn
Tom Sohn
SVP, General Counsel & Secretary
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